Exhibit 99.1

DIGITAL REALTY

1Q26 Financial Results

April 2026

Earnings Press Release

and Supplemental Information

1Q 26

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	First Quarter 2026

Financial Supplement
Corporate Information	First Quarter 2026

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of March 31, 2026, the company’s 309 data centers, including 89 data centers held as investments in unconsolidated entities, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 3.0 gigawatts of IT capacity, as well as approximately 6.3 gigawatts of buildable IT capacity under active development and held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at digitalrealty.com.

Corporate Headquarters 601 W 2nd St., 32nd Floor Austin, TX (737) 281-0101 digitalrealty.com

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com.

Analyst Coverage

BMO
		BMO Capital	BNP Paribas
Barclays	Bernstein	Markets	Exane	BofA Securities	Cantor	Citigroup
Brendan Lynch	Madison Rezaei	Ari Klein	Nate Crossett	Michael Funk	Brett Knoblauch	Michael Rollins

Citizens JMP	Deutsche Bank	Evercore ISI	Goldman Sachs	Green Street Advisors	Guggenheim	HSBC
Greg Miller	Benjamin Soff	Irvin Liu	Michael Ng	David Guarino	Joseph Osha	Phani Kanumuri

Jefferies	J.P. Morgan	KeyBanc	Mizuho Group	MoffettNathanson	Morgan Stanley	Oppenheimer
Jonathan Petersen	Richard Choe	Brandon Nispel	Vikram Malhotra	Nick Del Deo	Cameron McVeigh	Timothy Horan

Raymond James	RBC Capital Markets	Scotiabank	Stifel	TD Cowen	Truist Securities	UBS
Frank Louthan	Jonathan Atkin	Maher Yaghi	Erik Rasmussen	Michael Elias	Matthew Niknam	John Hodulik

Wells Fargo	Wolfe Research
Eric Luebchow	Andrew Rosivach

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at digitalrealty.com.

Upcoming Conference Schedule

May 19, 2026	JP Morgan’s 2026 Global Technology, Media and Communications Conference	Boston, MA
May 20, 2026	Kempen European Real Estate Seminar	Amsterdam, NL
June 2 - 3, 2026	Nareit REITweek: 2026 Conference	New York City, NY

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for additional information.

Financial Supplement
Corporate Information (Continued)	First Quarter 2026

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB+	(Stable Outlook)
Preferred Stock:	BBB-

Moody’s
Issuer Rating:	Baa2	(Positive Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25
High price	$184.79	$182.48	$182.00	$178.85	$187.74
Low price	$151.50	$146.23	$159.22	$129.95	$139.27
Closing price, end of quarter	$180.21	$154.71	$172.88	$174.33	$143.29
Average daily trading volume (1)	2,060	1,826	1,520	2,034	2,529
Indicated dividend per common share (2)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	2.7%	3.2%	2.8%	2.8%	3.4%
Shares and units outstanding, end of quarter (1) (3)	355,217	349,746	349,244	346,644	343,092
Closing market value of shares and units outstanding (4)	$64,013,656	$54,109,204	$60,377,303	$60,430,449	$49,161,653

(1)	Shares or shares and units in thousands.
(2)	On an annualized basis.
(3)	As of March 31, 2026, the total number of shares and units includes 348,924 shares of common stock, 3,845 common units held by third parties and 2,448 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(4)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) in Thousands	First Quarter 2026

Shares and Units at End of Quarter	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25
Common shares outstanding	348,924	343,557	343,041	340,372	336,743
Common partnership units outstanding	6,293	6,189	6,203	6,272	6,349
Total Shares and Units	355,217	349,746	349,244	346,644	343,092

Enterprise Value
Market value of common equity (1)	$64,013,656	$54,109,204	$60,377,303	$60,430,449	$49,161,653
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	17,996,633	18,402,135	18,225,434	18,452,148	17,016,279
Total Enterprise Value	$82,765,289	$73,266,339	$79,357,737	$79,637,597	$66,932,932
Total debt / total enterprise value	21.7%	25.1%	23.0%	23.2%	25.4%
Debt-plus-preferred-to-total-enterprise-value	22.7%	26.1%	23.9%	24.1%	26.6%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$40,751,409	$39,855,116	$39,374,646	$38,613,260	$35,693,166
Total Assets	48,859,973	49,410,468	48,728,634	48,714,995	45,080,562
Total Liabilities	23,462,959	24,564,494	23,739,412	23,853,149	21,902,406

Selected Operating Data
Total operating revenues	$1,635,173	$1,634,671	$1,577,234	$1,493,150	$1,407,637
Total operating expenses	1,368,240	1,522,047	1,438,813	1,281,453	1,211,887
Net income	174,804	96,111	63,713	1,046,946	106,395
Net income / (loss) available to common stockholders	169,093	88,466	57,631	1,021,975	99,793

Financial Ratios
EBITDA (2)	$805,115	$688,758	$679,912	$1,605,408	$658,400
Adjusted EBITDA (3)	920,307	856,836	867,807	823,319	791,156
Net Debt-to-Adjusted EBITDA (4)	4.7x	4.9x	4.9x	5.1x	5.1x
Interest expense	116,384	116,516	113,584	109,383	98,464
Fixed charges (5)	162,202	161,479	156,687	148,957	138,739
Interest coverage ratio (6)	5.2x	4.8x	4.9x	5.0x	5.3x
Fixed charge coverage ratio (7)	4.9x	4.5x	4.6x	4.7x	4.9x

Profitability Measures
Net income / (loss) per common share - basic	$0.49	$0.26	$0.17	$3.03	$0.30
Net income / (loss) per common share - diluted	$0.46	$0.24	$0.15	$2.94	$0.27
Funds from operations (FFO) / diluted share and unit (8)	$1.99	$1.89	$1.65	$1.75	$1.67
Core funds from operations (Core FFO) / diluted share and unit (8)	$2.04	$1.86	$1.89	$1.87	$1.77
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.92	$1.34	$1.76	$1.68	$1.78
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	61.2%	64.5%	73.8%	69.6%	73.2%
Diluted Core FFO payout ratio (8) (10)	59.9%	65.6%	64.7%	65.2%	68.8%
Diluted AFFO payout ratio (9) (10)	63.6%	90.9%	69.2%	72.8%	68.6%

Portfolio Statistics
Data Centers (11)	309	310	311	310	308
Cross-connects (11) (12)	234,000	232,500	231,000	229,000	228,000
Occupied MWs (11)	2,725	2,663	2,602	2,565	2,457
IT Load Capacity MWs (11)	3,024	2,963	2,879	2,858	2,753
Occupancy at end of quarter (13)	90.1%	89.9%	90.4%	89.7%	89.2%
Same-capital occupancy at end of quarter (13) (14)	91.6%	91.6%	91.9%	91.5%	91.2%
Weighted average remaining lease term (years) (15)	4.3	3.9	4.2	4.2	4.1

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) in Thousands	First Quarter 2026

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss on debt extinguishment and modifications, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 28. For a reconciliation of net income available to common stockholders to EBITDA, see page 27.
(3)	Adjusted EBITDA is EBITDA excluding (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 28. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 27.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus finance lease obligations, plus our share of unconsolidated entities debt at carrying value, less cash and cash equivalents (including our share of unconsolidated entities cash), divided by the product of Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(6)	Interest coverage ratio is Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated entities interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by fixed charges (including our share of unconsolidated entities fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 28. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 28. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted payout ratios for FFO, Core FFO and AFFO are calculated as dividends declared per common share and unit divided by the corresponding diluted FFO, diluted Core FFO and diluted AFFO per share and unit, respectively.
(11)	Includes data centers held as investments in unconsolidated entities. Excludes data centers held for sale and contribution.
(12)	Represents approximate amounts.
(13)	Occupancy and same-capital occupancy exclude capacity under active development and capacity held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated entities and non-managed unconsolidated entities. For some of our data centers, we calculate occupancy based on factors including available power, required support capacity and common area. Excludes data centers held for sale and contribution.
(14)	Represents data centers owned as of December 31, 2024, with less than 5% of total rentable square feet under development. Excludes data centers that were undergoing, or were expected to undergo, development activities in 2025-2026, data centers classified as held for sale and contribution, and data centers sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.
(15)	Weighted average remaining lease term excludes renewal options and is weighted by annualized recurring revenue.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2026

Digital Realty Reports First Quarter 2026 Results

Austin, TX — April 23, 2026 — Digital Realty (NYSE: DLR), the world’s largest cloud- and carrier-neutral data center platform, announced today financial results for the first quarter of 2026. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.46 per share in 1Q26, compared to $0.27 in 1Q25
◾	Reported FFO per share of $1.99 in 1Q26, compared to $1.67 in 1Q25
◾	Reported Core FFO per share of $2.04 in 1Q26, compared to $1.77 in 1Q25; reported Constant-Currency Core FFO per share of $1.96 in 1Q26
◾	Signed total bookings during 1Q26 that are expected to generate $707 million of annualized GAAP base rent at 100% share; at Digital Realty’s share, total bookings were $423 million, including a $98 million contribution from the 0-1 megawatt plus interconnection category
◾	Reported a total backlog of $1.8 billion of annualized GAAP base rent at 100% share at the end of 1Q26; at Digital Realty’s share, the total backlog was $1.0 billion
◾	Reported rental rate increases on renewal leases of 5.0% on a cash basis in 1Q26
◾	Raised 2026 Core FFO per share outlook to $8.00 - $8.10 and 2026 Constant-Currency Core FFO per share outlook to $7.95 - $8.05

Financial Results

Digital Realty reported total revenues of $1.6 billion in the first quarter of 2026, in line with the previous quarter and a 16% increase from the same quarter last year.

The company delivered net income of $175 million in the first quarter of 2026, as well as net income available to common stockholders of $169 million and $0.46 per share, compared to $0.24 per share in the previous quarter and $0.27 per share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $920 million in the first quarter of 2026, a 7% increase from the previous quarter and a 16% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $700 million in the first quarter of 2026, or $1.99 per share, compared to $1.89 per share in the previous quarter and $1.67 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered Core FFO per share of $2.04 in the first quarter of 2026, compared to $1.86 per share in the previous quarter and $1.77 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.96 in the first quarter of 2026.

"Digital Realty saw a further acceleration in data center demand and our growth trajectory in the first quarter, with record 0–1 megawatt plus interconnection leasing and the largest hyperscale lease in company history, which contributed to double-digit growth in Core FFO per share,” said Digital Realty President and Chief Executive Officer Andy Power. “We are swiftly advancing hyperscale AI-oriented capacity in the U.S., growing our connectivity-rich portfolio across key global markets, and broadening our capital base to prudently extend Digital Realty’s runway for growth."

Leasing Activity

In the first quarter, Digital Realty signed total bookings that are expected to generate $707 million of annualized GAAP rental revenue, at 100% share; at Digital Realty’s share, total bookings were $423 million, including a $79 million contribution from the 0-1 megawatt category and a $19 million contribution from interconnection.

The weighted-average lag between new leases signed during the first quarter of 2026 and the contractual commencement date was nineteen months. The backlog of signed-but-not-commenced leases at quarter-end was $1.8 billion of annualized GAAP base rent at 100% share, and $1.0 billion at Digital Realty’s share.

In addition, Digital Realty also signed renewal leases representing $193 million of annualized cash rental revenue during the quarter. Rental rates on renewal leases signed during the first quarter of 2026 increased 5.0% on a cash basis and 6.3% on a GAAP basis.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2026

New leases signed during the first quarter of 2026, at Digital Realty’s share, are summarized by region and product as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent
Americas	(in thousands)	Megawatts	per Kilowatt
0-1 MW	$40,444	13.2	$256
> 1 MW	280,082	134.5	174
Other (1)	385	—	—
Total	$320,912	147.7	$181

EMEA (2)
0-1 MW	$29,282	8.6	$284
> 1 MW	8,007	3.2	209
Other (1)	132	—	—
Total	$37,422	11.8	$264

Asia Pacific (2)
0-1 MW	$9,228	4.9	$158
> 1 MW	36,392	11.7	260
Other (1)	210	—	—
Total	$45,829	16.5	$230

All Regions (2)
0-1 MW	$78,954	26.6	$247
> 1 MW	324,482	149.3	181
Other (1)	728	—	—
Total	$404,163	176.0	$191

Interconnection	$18,611	N/A	N/A

Grand Total at DLR Share	$422,774	176.0	$191

Grand Total at 100% Share	$706,883	312.8	$183

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended March 31, 2026.

Investment Activity

During the first quarter of 2026, Digital Realty acquired the following:

●	An 873-acre parcel in the greater Atlanta metro area for $95 million. This parcel is proximate to Digital Realty’s existing Atlanta campus and is expected to support over one gigawatt of IT capacity.
●	A 30-acre parcel of land in the Portland metro area for $50 million that is expected to support 160 megawatts of IT capacity. This parcel is near another assemblage of land announced last quarter that is expected to support up to 85 megawatts of IT capacity.

As previously announced, during the quarter, Digital Realty acquired the following:

●	Telepoint, a leading data center and interconnection provider based in Sofia, Bulgaria, for €66.5 million or $76.6 million, adding the market’s leading connectivity hub to PlatformDIGITAL.
●	Two land parcels totaling more than 90 acres near Milan, Italy for €56.5 million or $65.1 million. These parcels are located close to the terrestrial and subsea routes that connect northern Italy to other locations throughout the Mediterranean region.

Also previously disclosed, during the first quarter of 2026 Digital Realty entered into an agreement, to acquire TelcoHub 1, an operational 1.5-megawatt data center that is one of Malaysia's leading connectivity hubs, and an adjacent land parcel that can support the development of up to 14 megawatts of IT capacity. These transactions are expected to close in the first half of 2026, subject to customary closing conditions. Subsequent to quarter end, Digital Realty acquired a 15-megawatt data center development in Cyberjaya, Malaysia, located near TelcoHub 1, for approximately $117 million. This facility is unleased, with initial IT capacity expected to deliver in the second half of 2026 to support a connected campus.

During the first quarter, Digital Realty sold a non-core data center in the Boston metro area for gross proceeds of approximately $6.4 million.

Subsequent to quarter end, Digital Realty also closed on the sale of a non-core asset in the Atlanta metro area for $24 million.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2026

Balance Sheet

Digital Realty had approximately $18.0 billion of total debt outstanding as of March 31, 2026, comprised of $17.2 billion of unsecured debt and approximately $0.8 billion of secured debt and other debt. At the end of the first quarter of 2026, net debt-to-Adjusted EBITDA was 4.7x, debt-plus-preferred-to-total enterprise value was 22.7% and fixed charge coverage was 4.9x.

Since December 31, 2025, the company sold 7.3 million shares of common stock under its At-The-Market (ATM) equity issuance program at a weighted average price of $179.30 per share, for net proceeds of approximately $1.3 billion.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2026

2026 Outlook

Digital Realty raised its 2026 Core FFO per share outlook to $8.00 - $8.10 and its 2026 Constant-Currency Core FFO per share outlook to $7.95 - $8.05. The assumptions underlying the outlook are summarized in the following table.

	As of	As of
Top-Line and Cost Structure	February 5, 2026	April 23, 2026
Total revenue	$6.600 - $6.700 billion	$6.650 - $6.750 billion
Net non-cash rent adjustments (1)	($90 - $95 million)	($90 - $95 million)
Adjusted EBITDA	$3.600 - $3.700 billion	$3.650 - $3.750 billion
G&A	$610 - $620 million	$615 - $625 million

Internal Growth
Rental rates on renewal leases
Cash basis	6.0% - 8.0%	6.5% - 8.5%
GAAP basis	8.5% - 10.5%	9.5% - 11.5%
Year-end portfolio occupancy (2)	+50 - 100 bps	+50 - 100 bps
"Same-Capital" cash NOI growth (3)	4.0% - 5.0%	4.0% - 5.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.30 - $1.35	$1.32 - $1.37
U.S. Dollar / Euro	$1.13 - $1.18	$1.15 - $1.20

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$500 - $1,000 million	$500 - $1,000 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx (Net of Partner Contributions) (4)	$3,250 - $3,750 million	$3,500 - $4,000 million
Average stabilized yields	10.0%+	10.0%+
Enhancements and other non-recurring CapEx (5)	$30 - $35 million	$30 - $35 million
Recurring CapEx + capitalized leasing costs (6)	$400 - $425 million	$400 - $425 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1,000 - $1,500 million	$1,500 - $2,000 million
Pricing	4.0% - 4.5%	4.0% - 4.5%
Timing	Mid-Year	Mid-Year

Net income per diluted share	$2.55 - $2.65	$2.65 - $2.75
Real estate depreciation and (gain) / loss on sale	$4.90 - $4.90	$4.95 - $4.95
Funds From Operations / share (NAREIT-Defined)	$7.45 - $7.55	$7.60 - $7.70
Non-core expenses and revenue streams	$0.45 - $0.45	$0.40 - $0.40
Core Funds From Operations / share	$7.90 - $8.00	$8.00 - $8.10
Foreign currency translation adjustments	$0.00 - $0.00	($0.05) - ($0.05)
Constant-Currency Core Funds From Operations / share	$7.90 - $8.00	$7.95 - $8.05

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	Year-end portfolio occupancy guidance based on IT load (kW).
(3)	The “Same-Capital” pool includes properties owned as of December 31, 2024 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2025-2026, properties classified as held for sale and contribution, and properties sold or contributed to joint ventures for all periods presented. The 2026 “Same-Capital” cash NOI growth outlook is presented on a constant currency basis.
(4)	Excludes land acquisitions and includes Digital Realty’s share of joint venture and fund contributions. Figure is net of joint venture and fund partners’ share of contributions.
(5)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(6)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust	Financial Supplement
Earnings Release	First Quarter 2026

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Constant Currency Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO to Adjusted FFO, a reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Constant Currency Core FFO, Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items such as debt issuances, that have not yet occurred, are out of the company's control and/or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on April 23, 2026, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company’s first quarter 2026 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

A live webcast of the call will be available on the Investors section of Digital Realty’s website at https://investor.digitalrealty.com. The webcast will be archived for one year and the replay will be available shortly after the conclusion of the live event.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation, from cloud and digital transformation to emerging technologies like artificial intelligence (AI), and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 55+ metros across 30+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(737) 281-0101

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2026

	Three Months Ended
	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25
Rental revenues	$1,103,946	$1,074,703	$1,045,708	$1,003,550	$960,526
Tenant reimbursements - Utilities	333,909	356,084	332,681	294,503	271,189
Tenant reimbursements - Other	38,093	34,406	37,302	37,355	42,177
Interconnection and other	124,278	123,414	120,399	121,952	112,969
Fee income	34,899	45,692	36,398	34,427	20,643
Other	47	372	4,746	1,363	133
Total Operating Revenues	$1,635,173	$1,634,671	$1,577,234	$1,493,150	$1,407,637

Utilities	$372,385	$398,185	$375,627	$339,288	$313,385
Rental property operating	266,115	295,948	278,292	267,724	238,600
Property taxes	54,964	50,791	51,823	49,570	48,856
Insurance	4,799	4,711	4,508	4,946	4,483
Depreciation and amortization	499,511	493,458	497,002	461,167	443,009
General and administration	151,923	159,283	139,911	133,755	121,112
Severance, equity acceleration and legal expenses	2,835	4,937	1,794	2,262	2,428
Transaction and integration expenses	15,685	36,083	86,559	22,546	39,902
Provision for impairment	—	78,553	—	—	—
Other expenses	23	98	3,297	195	112
Total Operating Expenses	$1,368,240	$1,522,047	$1,438,813	$1,281,453	$1,211,887

Operating income before gain (loss) on disposition of properties, net	$266,933	$112,624	$138,420	$211,698	$195,750
Gain (loss) on disposition of properties, net	873	42,865	19,780	931,830	1,111
Operating Income	$267,806	$155,489	$158,200	$1,143,527	$196,860

Equity in earnings (loss) of unconsolidated entities	(1,833)	4,659	(16,944)	(12,062)	(7,640)
Interest and other income (expense), net	45,342	42,797	47,735	37,747	32,773
Interest (expense)	(116,384)	(116,516)	(113,584)	(109,383)	(98,464)
Income tax benefit (expense)	(16,008)	9,673	(11,695)	(12,883)	(17,135)
Gain (loss) on debt extinguishment and modifications	(4,119)	9	—	—	—
Net Income	$174,804	$96,111	$63,713	$1,046,946	$106,395

Net (income) loss attributable to noncontrolling interests	4,470	2,536	4,099	(14,790)	3,579
Net Income Attributable to Digital Realty Trust, Inc.	$179,274	$98,647	$67,812	$1,032,156	$109,974

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)
Net Income (Loss) Available to Common Stockholders	$169,093	$88,466	$57,631	$1,021,975	$99,793

Weighted-average shares outstanding - basic	345,013	343,493	341,370	337,589	336,683
Weighted-average shares outstanding - diluted	353,255	351,570	349,234	345,734	344,721
Weighted-average fully diluted shares and units	359,300	357,430	355,165	351,691	350,632

Net income / (loss) per share - basic	$0.49	$0.26	$0.17	$3.03	$0.30
Net income / (loss) per share - diluted	$0.46	$0.24	$0.15	$2.94	$0.27

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2026

	Three Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25

Net Income (Loss) Available to Common Stockholders	$169,093	$88,466	$57,631	$1,021,975	$99,793
Adjustments:
Noncontrolling interest in operating partnership	4,000	2,000	2,000	21,000	3,000
Real estate related depreciation and amortization (1)	490,965	484,260	487,182	451,050	432,652
Reconciling items related to noncontrolling interests	(23,726)	(22,753)	(22,888)	(21,038)	(19,480)
Unconsolidated entities real estate related depreciation and amortization	60,291	70,260	65,922	59,172	55,861
(Gain) loss on real estate transactions	(226)	(42,865)	(19,780)	(931,830)	(1,111)
Provision for impairment	—	78,553	—	—	—
Funds From Operations	$700,397	$657,921	$570,067	$600,329	$570,715

Weighted-average shares and units outstanding - basic	351,059	349,354	347,301	343,546	342,594
Weighted-average shares and units outstanding - diluted (2) (3)	359,300	357,430	355,165	351,691	350,632

Funds From Operations per share - basic	$2.00	$1.88	$1.64	$1.75	$1.67

Funds From Operations per share - diluted (2) (3)	$1.99	$1.89	$1.65	$1.75	$1.67

	Three Months Ended
Reconciliation of FFO to Core FFO	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25

Funds From Operations	$700,397	$657,921	$570,067	$600,329	$570,715
Other non-core revenue adjustments (4)	(29)	(10,633)	(4,746)	4,228	(1,925)
Transaction and integration expenses	15,685	36,083	86,559	22,546	39,902
Gain (loss) on debt extinguishment and modifications	4,119	(9)	—	—	—
Severance, equity acceleration and legal expenses (5)	2,835	4,937	1,794	2,262	2,428
(Gain) loss on FX and derivatives revaluation	(4,398)	(16,295)	252	8,827	(2,064)
Other non-core expense adjustments (6)	(2,538)	(21,794)	2,075	5,092	(702)
Core Funds From Operations	$716,071	$650,210	$656,001	$643,284	$608,354

Weighted-average shares and units outstanding - diluted (2) (3)	351,293	349,740	347,700	343,909	343,050

Core Funds From Operations per share - diluted (2)	$2.04	$1.86	$1.89	$1.87	$1.77

(1)	Three Months Ended
Real Estate Related Depreciation & Amortization	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25

Depreciation and amortization per income statement	$499,511	$493,458	$497,002	$461,167	$443,009
Non-real estate depreciation	(8,546)	(9,198)	(9,820)	(10,117)	(10,356)
Real Estate Related Depreciation & Amortization	$490,965	$484,260	$487,182	$451,050	$432,652

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. U.S. GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related noncontrolling interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended
	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25
Teraco noncontrolling share of FFO	$15,410	$18,240	$17,018	$15,850	$13,286
Teraco related minority interest	$15,410	$18,240	$17,018	$15,850	$13,286

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the Definitions section.
(4)	Includes development fees included in gains, lease termination fees and gain on sale of equity investment included in other income.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.
(6)	Includes write-offs associated with non-recurring legal and insurance expenses, impact of foreign tax rate changes and adjustments to reflect our proportionate share of transaction costs associated with noncontrolling interests.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2026

	Three Months Ended
Reconciliation of Core FFO to AFFO	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25

Core Funds From Operations	$716,071	$650,210	$656,001	$643,284	$608,354
Adjustments:
Non-real estate depreciation	8,546	9,198	9,820	10,117	10,356
Amortization of deferred financing costs	6,443	6,781	6,565	6,451	6,548
Amortization of debt discount/premium	1,581	1,341	1,293	1,251	1,125
Non-cash stock-based compensation expense	20,908	17,327	18,174	18,026	16,700
Straight-line rental revenue	(21,741)	(34,351)	(33,351)	(23,698)	(9,692)
Straight-line rental expense	(1,410)	(97)	(271)	(475)	(160)
Above- and below-market rent amortization	(1,007)	(972)	(864)	(752)	(706)
Deferred tax (benefit) / expense	(10,919)	(26,184)	18,187	(30,714)	(517)
Leasing compensation and internal lease commissions	15,476	14,644	15,013	14,721	13,405
Recurring capital expenditures (1)	(59,665)	(168,539)	(77,998)	(62,083)	(35,305)

Adjusted Funds From Operations (2)	$674,283	$469,358	$612,569	$576,127	$610,108

Weighted-average shares and units outstanding - basic	351,059	349,354	347,301	343,546	342,594
Weighted-average shares and units outstanding - diluted (3)	351,293	349,740	347,700	343,909	343,050

AFFO per share - diluted (3)	$1.92	$1.34	$1.76	$1.68	$1.78

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22

Diluted AFFO Payout Ratio	63.6%	90.9%	69.2%	72.8%	68.6%

	Three Months Ended
Share Count Detail	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25

Weighted Average Common Stock and Units Outstanding	351,059	349,354	347,301	343,546	342,594
Add: Effect of dilutive securities	234	386	399	362	456
Weighted Avg. Common Stock and Units Outstanding - diluted	351,293	349,740	347,700	343,909	343,050

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the Definitions section. For a reconciliation of net income (loss) available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2026

	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25
Assets
Investments in real estate:
Real estate	$31,633,899	$31,359,298	$30,194,891	$29,836,218	$27,947,964
Construction in progress	5,381,071	4,976,785	5,422,338	5,080,701	4,973,266
Land held for future development	199,681	91,130	66,668	73,665	69,089
Investments in Real Estate	$37,214,651	$36,427,213	$35,683,897	$34,990,583	$32,990,319
Accumulated depreciation and amortization	(10,355,181)	(9,993,596)	(9,665,380)	(9,341,719)	(8,856,535)
Net Investments in Properties	$26,859,470	$26,433,617	$26,018,517	$25,648,865	$24,133,784
Investment in unconsolidated entities	3,536,757	3,427,903	3,690,749	3,622,677	2,702,847
Net Investments in Real Estate	$30,396,227	$29,861,520	$29,709,266	$29,271,542	$26,836,631

Operating lease right-of-use assets, net	$1,105,080	$1,135,645	$1,167,398	$1,180,657	$1,165,924
Cash and cash equivalents	2,426,631	3,451,647	3,299,703	3,554,126	2,321,885
Accounts and other receivables, net (1)	1,430,242	1,358,895	1,496,105	1,586,146	1,373,521
Deferred rent, net	765,198	750,907	710,624	681,375	641,290
Goodwill	9,591,250	9,711,953	9,647,754	9,636,513	9,174,165
Customer relationship value, deferred leasing costs and other intangibles, net	2,053,368	2,134,698	2,080,898	2,171,318	2,124,989
Assets held for sale and contribution	441,064	349,826	116,624	139,993	953,236
Other assets	650,913	655,377	500,262	493,325	488,921
Total Assets	$48,859,973	$49,410,468	$48,728,634	$48,714,995	$45,080,562

Liabilities and Equity
Global unsecured revolving credit facilities, net	$707,961	$899,090	$1,152,042	$567,699	$1,096,931
Unsecured term loans, net	432,450	439,536	438,933	440,788	404,335
Unsecured senior notes, net of discount	16,013,977	16,194,441	15,808,565	16,641,367	14,744,063
Secured and other debt, net of discount	842,245	869,068	825,894	802,294	770,950
Operating lease liabilities	1,218,509	1,253,217	1,285,067	1,298,085	1,281,572
Accounts payable and other accrued liabilities	2,419,888	2,600,979	2,377,726	2,310,882	1,927,611
Deferred tax liabilities	1,093,955	1,124,724	1,151,374	1,137,305	1,109,294
Accrued dividends and distributions	—	428,337	—	—	—
Security deposits and prepaid rents	733,974	754,920	699,528	653,640	559,768
Obligations associated with assets held for sale and contribution	—	182	283	1,089	7,882
Total Liabilities	$23,462,959	$24,564,494	$23,739,412	$23,853,149	$21,902,406

Redeemable noncontrolling interests	1,594,718	1,498,975	1,535,972	1,505,889	1,459,322

Equity
Preferred Stock: $0.01 par value per share, 110,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 502,000 shares authorized (5)	3,459	3,406	3,400	3,374	3,338
Additional paid-in capital	30,093,165	29,350,487	29,182,332	28,720,826	28,091,661
Dividends in excess of earnings	(6,946,676)	(6,690,722)	(6,358,501)	(5,997,607)	(6,604,217)
Accumulated other comprehensive loss, net	(512,885)	(469,198)	(533,891)	(543,756)	(926,874)
Total Stockholders' Equity	$23,368,753	$22,925,663	$23,025,030	$22,914,527	$21,295,598

Noncontrolling Interests
Noncontrolling interest in operating partnership	$426,853	$415,456	$420,280	$431,000	$415,956
Noncontrolling interest in consolidated entities	6,690	5,880	7,940	10,430	7,280

Total Noncontrolling Interests	$433,543	$421,336	$428,220	$441,430	$423,236

Total Equity	$23,802,296	$23,346,999	$23,453,250	$23,355,957	$21,718,834

Total Liabilities and Equity	$48,859,973	$49,410,468	$48,728,634	$48,714,995	$45,080,562

(1)	Net of allowance for doubtful accounts of $79,224 and $62,803 as of March 31, 2026 and March 31, 2025, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 liquidation preference ($25.00 per share), 8,000 shares issued and outstanding as of March 31, 2026 and March 31, 2025.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 liquidation preference ($25.00 per share), 8,400 shares issued and outstanding as of March 31, 2026 and March 31, 2025.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 liquidation preference ($25.00 per share), 13,800 shares issued and outstanding as of March 31, 2026 and March 31, 2025.
(5)	Common Stock: 348,924 and 336,743 shares issued and outstanding as of March 31, 2026 and March 31, 2025, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	First Quarter 2026

44

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,424,735
Campus	2,007,227
Other (4)	78,916
Total Cash NOI, Annualized	$3,510,878
less: Partners' share of consolidated JVs	(99,128)
Acquisitions / dispositions / expirations	(78,914)
FY 2026 backlog cash NOI and 1Q26 carry-over (stabilized) (5)	279,366
Total Consolidated Cash NOI, Annualized	$3,612,202

Digital Realty's Pro Rata Share of Unconsolidated Entities Cash NOI (3) (6)	$344,992

Other Income
Development and Management Fees (net), Annualized	$139,597

Other Assets
Pre-stabilized inventory, at cost (7)	$532,950
Land held for development	199,681
Development CIP	5,381,071
less: Investment associated with FY26 Backlog NOI (9)	(934,157)
Cash and cash equivalents	2,426,631
Accounts and other receivables, net	1,430,242
Other assets	650,913
less: Partners' share of consolidated entities assets	(145,000)
Total Other Assets	$9,542,331

Liabilities
Global unsecured revolving credit facilities	$725,905
Unsecured term loans	433,238
Unsecured senior notes	16,133,307
Secured and other debt	845,117
Accounts payable and other accrued liabilities	2,419,888
Deferred tax liabilities	1,093,955
Security deposits and prepaid rents	733,974
Backlog NOI cost to complete (8)	878,985
Preferred stock	755,000
Digital Realty's share of unconsolidated entities debt	2,038,470
less: Partners' share of consolidated entities liabilities	(487,793)
Total Liabilities	$25,570,046

(1)	Backlog and associated financial line items include activity related to properties held in unconsolidated entities.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income before gain on sale of disposition of properties, net to NOI and cash NOI, see page 29.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 1Q26 Cash NOI of $3.5 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2026. Includes Digital Realty’s share of signed leases at properties held in unconsolidated entities.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated entities operating income to cash NOI, see page 26.
(7)	Excludes Digital Realty’s share of cost at properties held in unconsolidated entities.
(8)	Includes Digital Realty’s share of construction in progress and expected cost to complete at properties held in unconsolidated entities.

Debt Maturities	Financial Supplement
Unaudited and Dollars in thousands	First Quarter 2026

66

	As of March 31, 2026
		Interest Rate
	Interest	Including
	Rate	Swaps	2026	2027	2028	2029	2030	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	1.384%	1.384%	—	—	—	—	$569,665	—	$569,665
Yen revolving credit facility	1.410%	1.410%	—	—	—	—	156,240	—	156,240
Deferred financing costs, net	—	—	—	—	—	—	—	—	(17,944)
Total Global Unsecured Revolving Credit Facilities	1.390%	1.390%	—	—	—	—	$725,905	—	$707,961

Unsecured Term Loans (1)
Euro term loan facility	2.797%	2.797%	—	$433,238	—	—	—	—	$433,238
Deferred financing costs, net	—	—	—	—	—	—	—	—	(788)
Total Unsecured Term Loans	2.797%	2.797%	—	$433,238	—	—	—	—	$432,450

Senior Notes
₣275 million 0.200% Notes due 2026	0.200%	0.200%	$344,014	—	—	—	—	—	$344,014
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	$187,644	—	—	—	—	187,644
$1.00 billion 3.700% Notes due 2027 (2)	3.700%	2.485%	—	1,000,000	—	—	—	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	$577,650	—	—	—	577,650
$900 million 5.550% Notes due 2028 (2)	5.550%	3.996%	—	—	900,000	—	—	—	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	650,000	—	—	—	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	$337,759	—	—	337,759
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	900,000	—	—	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	462,945	—	—	462,945
$1.15 billion 1.875% Exchangeable Notes due 2029 (2)	1.875%	1.263%	—	—	—	1,150,000	—	—	1,150,000
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	$866,475	—	866,475
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	727,485	—	727,485
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	$577,650	577,650
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,155,300	1,155,300
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	866,475	866,475
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	866,475	866,475
€600 million 3.750% Notes due 2033	3.750%	3.750%	—	—	—	—	—	693,180	693,180
€850 million 3.875% Notes due 2033	3.875%	3.875%	—	—	—	—	—	982,005	982,005
€850 million 3.875% Notes due 2034	3.875%	3.875%	—	—	—	—	—	982,005	982,005
€850 million 3.875% Notes due 2035	3.875%	3.875%	—	—	—	—	—	982,005	982,005
€800 million 4.250% Notes due 2037	4.250%	4.250%	—	—	—	—	—	924,240	924,240
Unamortized discounts, net	—	—	—	—	—	—	—	—	(43,850)
Deferred financing costs, net	—	—	—	—	—	—	—	—	(75,480)
Total Senior Notes	2.802%	2.597%	$344,014	$1,187,644	$2,127,650	$2,850,704	$1,593,960	$8,029,335	$16,013,977

Secured Debt
ICN10 Facilities	5.020%	3.247%	—	—	—	—	$10,984	—	$10,984
Westin	3.290%	3.290%	—	$135,000	—	—	—	—	135,000
Teraco Loans	8.978%	10.049%	$54,822	109,645	$393,496	$19,479	68,210	$33,248	678,900
Telepoint	3.918%	3.918%	—	—	957	467	—	—	1,424
Deferred financing costs, net	—	—	—	—	—	—	—	—	(2,873)
Total Secured Debt	7.987%	8.844%	$54,822	$244,645	$394,453	$19,946	$79,194	$33,248	$823,436

Other Debt
Icolo loans	12.735%	12.735%	—	$5,028	$1,218	$5,959	—	$6,604	$18,809
Total Other Debt	12.735%	12.735%	—	$5,028	$1,218	$5,959	—	$6,604	$18,809

Total unhedged variable rate debt	—	—	$2,243	$437,724	$16,587	$1,771	$736,302	$10,579	$1,205,206
Total fixed rate / hedged variable rate debt	—	—	396,593	1,432,831	2,506,734	2,874,838	1,662,757	8,058,608	16,932,362
Total Debt	2.992%	2.848%	$398,836	$1,870,554	$2,523,321	$2,876,609	$2,399,059	$8,069,187	$18,137,568

Weighted Average Interest Rate			1.554%	3.008%	4.404%	2.322%	2.400%	2.710%	2.848%

Summary

Weighted Average Term to Initial Maturity									4.7 Years

Weighted Average Maturity (assuming exercise of extension options)									4.8 Years

Global Unsecured Revolving Credit Facilities Detail As of March 31, 2026

	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$4,461,026	$3,642,890	$725,905

(1)	Assumes all extensions will be exercised.
(2)	Subject to cross-currency swaps.
(3)	Net of letters of credit issued of $92.2 million.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	First Quarter 2026

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended
	31-Mar-26	31-Mar-25	% Change	31-Dec-25	% Change
Rental revenues	$849,758	$782,759	8.6%	$831,238	2.2%
Tenant reimbursements - Utilities	268,277	230,584	16.3%	286,656	(6.4%)
Tenant reimbursements - Other	30,553	31,987	(4.5%)	27,923	9.4%
Interconnection and other	99,250	89,200	11.3%	97,154	2.2%
Total Revenue	$1,247,838	$1,134,530	10.0%	$1,242,971	0.4%

Utilities	$297,775	$263,053	13.2%	$314,251	(5.2%)
Rental property operating	207,957	186,069	11.8%	230,979	(10.0%)
Property taxes	42,551	38,363	10.9%	39,746	7.1%
Insurance	5,474	4,919	11.3%	5,230	4.7%
Total Expenses	$553,757	$492,404	12.5%	$590,206	(6.2%)

Net Operating Income (2)	$694,081	$642,126	8.1%	$652,765	6.3%
Less:
Stabilized straight-line rent	$1,566	$51	2966.6%	$5,750	(72.8%)
Above- and below-market rent	637	565	12.7%	636	0.2%
Cash Net Operating Income (2)	$691,878	$641,510	7.9%	$646,379	7.0%

Constant Currency Cash Net Operating Income (3)	$657,658	$641,510	2.5%

Stabilized Portfolio Occupancy at period end (4)	91.6%	91.2%	0.4%	91.6%	(0.0%)

(1)	Represents data centers owned as of December 31, 2024 with less than 5% of total rentable square feet under development. Excludes data centers that were undergoing, or were expected to undergo, development activities in 2025-2026, data centers classified as held for sale and contribution, and data centers sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income before gain (loss) on disposition of properties, net to NOI and cash NOI, see page 29.
(3)	Adjustment calculated by holding currency translation rates for 2026 constant with average currency translation rates that were applicable to the same periods in 2025.
(4)	Occupancy excludes capacity under active development and capacity held for development.

Summary of Leasing Activity	Financial Supplement
Leases Signed and Renewed in the Quarter End March 31, 2026	First Quarter 2026

	0-1 MW (Based on kW)		> 1 MW (Based on kW)		Data Center Total		Other (Based on NRSF) (3)
Leasing Activity - New (1) (2)	1Q26	LTM	1Q26	LTM	1Q26	LTM	1Q26	LTM

Annualized GAAP Rent at 100% Share (in thousands)	$86,669	$316,035	$598,795	$1,081,941	$685,465	$1,397,975	$944	$4,063

At Digital Realty Share

Annualized GAAP Rent (in thousands)	$78,954	$293,468	$324,482	$523,654	$403,435	$817,123	$728	$2,995

Kilowatt Leased / NRSF (in thousands)	26,628	89,331	149,344	240,099	175,972	329,430	13	51

Weighted Average Lease Term (years)	4.2	4.5	13.0	11.4	11.3	9.0	4.2	6.0

Initial Stabilized cash rent per Kilowatt / NRSF	$245	$271	$153	$158	$167	$188	$51	$56
GAAP Rent per Kilowatt / NRSF	$247	$274	$181	$182	$191	$207	$54	$59
Leasing cost per Kilowatt / NRSF	$17	$30	$0	$1	$3	$9	$1	$3

	0-1 MW (Based on kW)		> 1 MW (Based on kW)		Data Center Total		Other (Based on NRSF)
Leasing Activity - Renewals (1) (2)	1Q26	LTM	1Q26	LTM	1Q26	LTM	1Q26	LTM

At Digital Realty Share
Leases renewed Kilowatt / NRSF (in thousands)	44,579	152,298	14,374	96,202	58,953	248,499	132	330
Leasing cost per Kilowatt / NRSF	$1	$1	$0	$3	$1	$2	$1	$1

Weighted Average Lease Term (years)	1.4	1.5	3.3	4.9	1.8	2.7	5.0	4.7

Cash Rent
Expiring cash rent per Kilowatt / NRSF	$282	$315	$174	$163	$255	$256	$25	$50
Renewed cash rent per Kilowatt / NRSF	$294	$328	$187	$182	$268	$272	$29	$64

Cash Rent % Change kW / NRSF	4.3%	4.2%	7.4%	11.7%	4.8%	6.1%	16.6%	26.6%

GAAP Rent
Expiring cash rent per Kilowatt / NRSF	$280	$314	$170	$149	$253	$250	$24	$47
Renewed cash rent per Kilowatt / NRSF	$294	$329	$188	$186	$268	$273	$30	$66

GAAP Rent % Change kW / NRSF	5.1%	4.9%	10.3%	24.6%	5.9%	9.4%	26.1%	42.9%

Churn (4)	2.6%	8.8%	0.5%	3.0%	1.4%	5.5%	2.9%	4.4%

Note:  Data center totals may not foot due to rounding differences.

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased capacity.
(3)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(4)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by annualized GAAP rent.

Lease Expirations - By Size	Financial Supplement
Dollar in Thousands (except per kW data)	First Quarter 2026

		% of				Rent Per kW
	Annualized	Annualized	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Rent (1)	Rent	at Expiration	Leases	Per Month	Expiration
0-1 MW
Month to Month (2)	$80,134	1.8%	$78,225	15,030	$444	$434
2026	604,249	13.3%	606,297	132,242	381	382
2027	394,031	8.6%	398,105	107,601	305	308
2028	172,478	3.8%	181,027	49,614	290	304
2029	109,413	2.4%	115,863	34,465	265	280
2030	86,339	1.9%	95,593	28,197	255	283
2031	48,186	1.1%	54,302	15,553	258	291
2032	32,211	0.7%	36,876	8,807	305	349
2033	12,686	0.3%	16,364	4,420	239	309
2034	2,459	0.1%	2,468	815	251	252
2035	7,844	0.2%	11,154	3,379	193	275
Thereafter	3,668	0.1%	3,860	2,287	134	141
Total / Wtd. Avg.	$1,553,699	34.1%	$1,600,135	402,410	$322	$331

> 1 MW		Annualized
Month to Month (2)	$16,029	0.4%	$16,053	9,407	$142	$142
2026	224,060	4.9%	226,045	133,367	140	141
2027	311,742	6.8%	315,183	179,937	144	146
2028	260,942	5.7%	271,659	168,284	129	135
2029	321,445	7.0%	342,433	224,950	119	127
2030	293,746	6.4%	311,377	191,974	128	135
2031	215,788	4.7%	242,930	140,714	128	144
2032	195,674	4.3%	217,616	122,799	133	148
2033	109,231	2.4%	120,994	64,003	142	158
2034	162,942	3.6%	185,043	124,016	109	124
2035	82,406	1.8%	85,516	51,814	133	138
Thereafter	584,330	12.8%	815,706	339,766	143	200
Total / Wtd. Avg.	$2,778,336	60.9%	$3,150,556	1,751,031	$132	$150

Data Center Total		Annualized
Month to Month (2)	$96,164	2.1%	$94,278	24,437	$328	$322
2026	828,309	18.2%	832,342	265,609	260	261
2027	705,773	15.5%	713,288	287,538	205	207
2028	433,421	9.5%	452,686	217,898	166	173
2029	430,858	9.4%	458,297	259,414	138	147
2030	380,085	8.3%	406,970	220,172	144	154
2031	263,974	5.8%	297,232	156,267	141	159
2032	227,885	5.0%	254,493	131,606	144	161
2033	121,917	2.7%	137,359	68,423	148	167
2034	165,401	3.6%	187,511	124,831	110	125
2035	90,250	2.0%	96,670	55,193	136	146
Thereafter	587,998	12.9%	819,566	342,053	143	200
Total / Wtd. Avg.	$4,332,035	95.0%	$4,750,692	2,153,441	$168	$184

Other (3)		Annualized
Total	$227,544	5.0%	$251,276	—	—	—

Grand Total		Annualized
Total	$4,559,579	100.0%	$5,001,968	—	—	—

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2026, multiplied by 12.
(2)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(3)	Other includes unimproved data center shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed and non-managed portfolio of unconsolidated entities based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	First Quarter 2026

s

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	76	$548,012	11.4%	8.6
2	Oracle Corporation	40	473,257	9.8%	10.8
3	Social Content Platform	32	251,328	5.2%	2.5
4	Global Cloud Provider	66	218,704	4.5%	2.5
5	IBM	33	105,425	2.2%	2.6
6	Equinix	14	97,234	2.0%	3.1
7	Fortune 25 Tech Company	58	89,584	1.9%	7.1
8	LinkedIn Corporation	8	77,071	1.6%	1.8
9	Meta Platforms, Inc.	50	74,297	1.5%	2.5
10	Fortune 25 Investment Grade-Rated Company	30	67,939	1.4%	1.5
11	Specialized Cloud Provider	5	65,111	1.4%	3.5
12	Social Media Platform	2	64,026	1.3%	5.2
13	Lumen Technologies, Inc.	110	58,644	1.2%	2.8
14	AT&T	69	47,785	1.0%	1.4
15	Comcast Corporation	38	47,369	1.0%	2.1
16	Zayo	110	46,153	1.0%	0.9
17	Global Commerce Platform	15	44,975	0.9%	5.4
18	JPMorgan Chase & Co.	20	44,153	0.9%	1.6
19	Quantitative Research and Investment Firm	3	41,680	0.9%	5.4
20	Morgan Stanley	13	40,353	0.8%	3.7
	Total / Weighted Average		$2,503,100	51.9%	6.0

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of March 31, 2026, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated entities based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	First Quarter 2026

	100% Share				Digital Realty Share
	White Space	Annualized	Occupancy (3)		White Space	Annualized	Occupancy (3)		Data Center
Metropolitan Area	IT Load (1)	Rent (2)	31-Mar-26	31-Dec-25	IT Load (1)	Rent (2)	31-Mar-26	31-Dec-25	Count
Americas

Northern Virginia	817	$1,231,636	98.6%	98.4%	589	$910,005	98.7%	98.8%	32
Chicago	177	392,108	95.9%	94.3%	103	291,416	94.2%	91.4%	10
Dallas	123	234,726	93.2%	94.3%	102	202,734	91.8%	93.0%	20
New York	67	211,577	84.9%	84.6%	61	195,074	83.5%	83.2%	10
Silicon Valley	97	182,935	78.8%	78.8%	94	161,721	78.0%	78.0%	15
Other Markets	498	890,134	92.7%	92.9%	403	732,669	92.1%	92.2%	69

Americas Total	1,779	$3,143,117	94.7%	94.5%	1,351	$2,493,619	93.8%	93.6%	156

EMEA

Frankfurt	179	$335,427	93.5%	90.3%	149	$293,353	93.6%	91.1%	29
London	96	240,066	72.0%	71.8%	96	240,066	72.0%	71.8%	13
Amsterdam	126	218,934	87.0%	85.1%	126	218,934	87.0%	85.1%	13
Paris	143	218,256	83.3%	83.6%	127	196,561	83.9%	84.2%	13
Johannesburg	97	189,911	79.9%	79.7%	59	115,846	79.9%	79.7%	5
Other Markets	296	595,648	81.2%	83.7%	282	566,645	81.8%	84.1%	56

EMEA Total	937	$1,798,242	83.6%	83.5%	839	$1,631,405	83.7%	83.8%	129

Asia Pacific

Singapore	72	$243,642	93.3%	92.9%	72	$243,642	93.3%	92.9%	3
Tokyo	89	120,705	90.3%	90.1%	44	60,353	90.3%	90.1%	5
Osaka	65	82,188	89.2%	88.9%	32	41,094	89.2%	88.9%	4
Sydney	23	29,636	74.8%	74.7%	23	29,636	74.8%	74.7%	4
Hong Kong	24	29,955	59.7%	60.1%	19	26,403	71.4%	71.7%	2
Other Markets	35	36,055	54.3%	52.3%	27	33,427	64.1%	62.8%	6

Asia Pacific Total	308	$542,182	83.1%	82.6%	218	$434,555	84.6%	84.2%	24

Held For Sale	—	—	—	100.0%	—	—	—	100.0%	—

Portfolio Total/Weighted Average	3,024	$5,483,541	90.1%	89.9%	2,408	$4,559,579	89.4%	89.3%	309

(1)	White Space IT Load represents UPS-backed utility power in megawatts dedicated to Digital Realty’s operated data center capacity.
(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2026, multiplied by 12.
(3)	Occupancy excludes capacity under active development and capacity held for development.

s

Development Lifecycle (1)	Financial Supplement
Dollars in Thousands	First Quarter 2026

	Future Development Capacity				Data Center Construction

	IT Capacity (100% Share) (2)		Total Investment (3)		Project Summary (4)			100% Share (4)			DLR Share (5)

					Under		Average	Current	Future	Total	Current	Future	Total
			100% Share	DLR Share	Construction		Expected	Investment	Investment	Investment	Investment	Investment	Investment	Yields
Region	Land (MW)	Shell (MW)	(4)	(5)	(MW)	% Leased	Completion	(6)	(7)	(8)	(6)	(7)	(8)	(9)
Northern Virginia	840	90	$2,227,044	$1,778,926	318	82%	1Q27	$1,372,353	$2,464,076	$3,836,429	$495,948	$790,030	$1,285,978
Charlotte	210	—	402,251	332,500	200	100%	2Q28	160,436	2,917,323	3,077,759	89,844	1,633,701	1,723,545
Atlanta	1,080	—	182,848	182,848	192	—	1Q29	268,997	2,962,579	3,231,576	127,773	1,407,225	1,534,998
Other	1,330	110	1,334,134	953,494	212	84%	1Q27	732,131	2,122,665	2,854,796	631,819	1,428,905	2,060,724
Americas	3,460	200	$4,146,278	$3,247,768	922	69%		$2,533,917	$10,466,644	$13,000,561	$1,345,385	$5,259,861	$6,605,246	11.5%

Frankfurt	90	60	$1,026,393	$805,781	31	16%	1Q27	$473,797	$216,454	$690,251	$473,797	$216,454	$690,251
Amsterdam	40	—	45,875	45,875	26	47%	2Q26	290,353	76,041	366,394	290,353	76,041	366,394
Paris	230	50	508,174	445,507	22	45%	3Q27	191,608	171,687	363,295	94,341	156,318	250,659
Other	590	120	967,591	896,520	96	8%	1Q27	666,193	655,119	1,321,312	588,409	557,950	1,146,359
EMEA	950	230	$2,548,033	$2,193,683	174	20%		$1,621,951	$1,119,302	$2,741,253	$1,446,900	$1,006,763	$2,453,664	11.0%

Tokyo	30	—	$30,899	$15,450	34	63%	4Q26	$196,649	$163,858	$360,506	$98,324	$81,929	$180,253
Seoul	—	50	324,791	324,791	10	—	4Q27	22,567	104,076	126,643	22,567	104,076	126,643
Sydney	—	10	46,137	46,137	7	100%	2Q26	34,421	44,494	78,915	34,421	44,494	78,915
Other	200	50	271,592	127,055	22	41%	4Q26	70,398	98,160	168,558	32,430	42,209	74,639
APAC	230	110	$673,419	$513,433	73	52%		$324,035	$410,587	$734,622	$187,742	$272,708	$460,450	11.1%

Total	4,640	540	$7,367,730	$5,954,884	1,169	61%		$4,479,903	$11,996,533	$16,476,436	$2,980,028	$6,539,332	$9,519,360	11.4%

(1)	Includes development projects in consolidated and unconsolidated entities.
(2)	Represents the expected megawatt capacity to be developed based on our current plans and estimates; actual megawatt capacity developed may differ. Includes land and capacity held or actively under construction in preparation for future data center fit-out.
(3)	Represents cost incurred through March 31, 2026, plus remaining cost to complete on approved phases in preparation for future data center fit-out, including pro-rata share of acquisition, shell and infrastructure costs.
(4)	Includes Digital Realty's and partners' shares in development joint ventures projects. Includes $3,864 million of current investment.
(5)	Includes only Digital Realty's share in development joint ventures projects. Includes $3,249 million of current investment.
(6)	Represents cost incurred through March 31, 2026.
(7)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(8)	Represents total cost to develop a data center, including pro-rata share of acquisition, shell and infrastructure costs, plus the direct investment in the data center fit-out.
(9)	Represents pre-tax estimated stabilized cash yields, which are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	First Quarter 2026

	Three Months Ended
	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25

Non-Recurring Capital Expenditures (1)

Development (2)	$729,959	$756,758	$532,590	$565,168	$686,622

Enhancements and Other Non-Recurring	5,760	4,385	8,114	10,234	5,588

Total Non-Recurring Capital Expenditures	$735,719	$761,143	$540,704	$575,402	$692,210

Recurring Capital Expenditures (3)	$59,665	$168,539	$77,998	$62,083	$35,305

Total Direct Capital Expenditures	$795,384	$929,682	$618,702	$637,485	$727,515

Indirect Capital Expenditures

Capitalized Interest	$35,637	$34,783	$32,923	$29,393	$30,095

Capitalized Overhead	39,017	37,696	35,767	37,445	29,693

Total Indirect Capital Expenditures	$74,654	$72,479	$68,690	$66,838	$59,788

Total Improvements to and Advances for Investment in Real Estate	$870,038	$1,002,161	$687,392	$704,323	$787,303

(1)	Non-recurring capital expenditures are primarily for development of land and capacity, excluding acquisition costs.
(2)	Amount reflects the total capital expenditures on consolidated development projects during the quarter. The total includes 100% of spending on projects contributed to joint ventures and fund prior to their contribution.
(3)	Recurring capital expenditures represent non-incremental data center improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a data center, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars in Thousands	First Quarter 2026

Closed Acquisitions:

	Acquisition	Metropolitan	Date	Purchase	Cap
Property	Type	Area	Acquired	Price (1)	Rate (2)
Hillsboro	Land	Portland, OR	1/14/2026	$8,500	NA
Cartersville	Land	Atlanta, GA	1/29/2026	95,000	NA
Telepoint	M&A	Sofia, Bulgaria	2/27/2026	76,581	NA
Abbiategrasso	Land	Milan, Italy	3/3/2026	65,065	NA
Hillsboro	Land	Portland, OR	3/11/2026	50,000	NA
Total				$295,146	—

Closed Dispositions:

	Disposition	Metropolitan	Date	Sale	Cap
Property	Type	Area	Disposed	Price (1)	Rate (2)
Needham	Building	Boston, MA	3/17/2026	$6,400	NA
Total				$6,400	—

Closed Joint Venture / Fund Contributions:

	Metropolitan		Contribution	Cap
Property	Area	Date	Price	Rate (2)
	—	—	—	—
Total	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable before contractual price adjustments, transaction expenses, taxes, and potential currency fluctuations. All prices were converted to USD based on FX rate as of March 31, 2026.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture and fund contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.

Unconsolidated Entities	Financial Supplement
Dollars in Thousands	First Quarter 2026

Summary Balance Sheet -	As of March 31, 2026
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Gross cost of operating real estate	$10,306,318	$2,350,203	$1,116,552	$1,709,363	$15,482,436
Accumulated depreciation and amortization	(1,394,643)	(383,449)	(28,713)	(191,401)	(1,998,207)
Net Book Value of Operating Real Estate	$8,911,676	$1,966,754	$1,087,839	$1,517,962	$13,484,229
Cash	544,507	604,214	90,888	41,607	1,281,216
Other assets	1,974,886	217,559	166,382	512,198	2,871,025
Total Assets	$11,431,068	$2,788,527	$1,345,109	$2,071,767	$17,636,470

Debt	4,027,514	1,037,594	459,239	708,911	6,233,258
Other liabilities	1,177,428	197,848	300,135	501,999	2,177,410
Equity / (deficit)	6,226,126	1,553,085	585,734	860,857	9,225,802
Total Liabilities and Equity	$11,431,068	$2,788,527	$1,345,109	$2,071,767	$17,636,470

Digital Realty's Pro Rata Share of Unconsolidated entities Debt	$1,215,480	$502,703	$91,848	$228,439	$2,038,470

Summary Statement of Operations -	Three Months Ended March 31, 2026
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Total revenues	$303,358	$87,257	$18,042	$47,188	$455,845
Operating expenses	(107,719)	(40,780)	(7,703)	(22,100)	(178,302)
Net Operating Income (NOI)	$195,639	$46,477	$10,339	$25,088	$277,543

Straight-line rent	(17,088)	(1,961)	(1,851)	(711)	(21,611)
Above and below market rent	(2,898)	—	(945)	(3,074)	(6,917)
Cash Net Operating Income (NOI)	$175,653	$44,516	$7,543	$21,303	$249,015

Interest expense	($60,388)	($3,435)	($9,050)	($8,961)	($81,834)
Depreciation and amortization	(135,089)	(22,840)	(7,295)	(23,315)	(188,539)
Other income / (expense)	(16,125)	(4,411)	(6,179)	15,266	(11,449)
FX remeasurement on USD debt	3,503	—	1,815	(7,635)	(2,317)
Total Other Expenses, net	($208,098)	($30,686)	($20,709)	($24,645)	($284,137)

Net Income / (Loss)	($12,459)	$15,791	($10,370)	$443	($6,595)

Digital Realty's Pro Rata Share of Unconsolidated entities NOI	$58,300	$23,208	$2,484	$11,907	$95,899

Digital Realty's Pro Rata Share of Unconsolidated entities Cash NOI	$52,178	$22,225	$1,924	$9,921	$86,248

Digital Realty's Earnings (loss) from unconsolidated entities	($6,696)	$7,528	($2,633)	($32)	($1,833)

Digital Realty's Pro Rata Share of Core FFO (5)	$28,334	$9,853	($2,194)	$8,631	$44,624

Digital Realty's Fee Income from Unconsolidated entities	$27,379	$1,067	$817	$3,954	$33,217

(1)	Includes Ascenty, Blackstone NoVa, Clise, Digital Realty DC Partners NA Fund, GI Partners, Mapletree, Menlo, Mitsubishi, Realty Income, TPG Real Estate and Walsh.
(2)	Includes Digital Realty Bersama, Digital Connexion, Lumen and MC Digital Realty.
(3)	Includes Blackstone Frankfurt, Blackstone Paris, Medallion and Mivne.
(4)	Includes Digital Core REIT.
(5)	For a definition of Core FFO, see page 28.

Note: Digital Realty’s ownership percentages in the unconsolidated entities vary.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	First Quarter 2026

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25

Net Income (Loss) Available to Common Stockholders	$169,093	$88,466	$57,631	$1,021,975	$99,793
Interest expense	116,384	116,516	113,584	109,383	98,464
(Gain) loss on debt extinguishment and modifications	4,119	(9)	—	—	—
Income tax expense (benefit)	16,008	(9,673)	11,695	12,883	17,135
Depreciation and amortization	499,511	493,458	497,002	461,167	443,009
EBITDA	$805,115	$688,758	$679,912	$1,605,408	$658,400
Unconsolidated JV real estate related depreciation and amortization	60,291	70,260	65,922	59,172	55,861
Unconsolidated JV interest expense and tax expense	35,814	38,498	44,795	31,243	33,390
Severance, equity acceleration and legal expenses	2,835	4,937	1,794	2,262	2,428
Transaction and integration expenses	15,685	36,083	86,559	22,546	39,902
(Gain) loss on disposition of properties, net	(873)	(42,865)	(19,780)	(931,830)	(1,111)
Provision for impairment	—	78,553	—	—	—
Other non-core adjustments, net (2)	(4,270)	(25,033)	2,523	9,545	(4,316)
Noncontrolling interests	(4,470)	(2,536)	(4,099)	14,790	(3,579)
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$920,307	$856,836	$867,807	$823,319	$791,156

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the Definitions section.
(2)	Includes foreign exchange net unrealized gains/losses attributable to remeasurement impact of foreign tax rate changes, non-recurring legal and insurance expenses, gain (loss) on sale on disposition of properties held in unconsolidated JV and lease termination fees.

	Three Months Ended
Financial Ratios	31-Mar-26	31-Dec-25	30-Sep-25	30-Jun-25	31-Mar-25

Total GAAP interest expense	$116,384	$116,516	$113,584	$109,383	$98,464
Capitalized interest expense	35,637	34,783	32,923	29,393	30,095
Change in accrued interest and other non-cash amounts	30,268	(52,014)	41,265	(92,065)	45,416
Cash Interest Expense (3)	$182,289	$99,285	$187,772	$46,711	$173,975

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (4)	$162,202	$161,479	$156,687	$148,957	$138,739

Coverage
Interest coverage ratio (5)	5.2x	4.8x	4.9x	5.0x	5.3x
Cash interest coverage ratio (6)	4.4x	6.8x	3.9x	11.2x	4.1x
Fixed charge coverage ratio (7)	4.9x	4.5x	4.6x	4.7x	4.9x
Cash fixed charge coverage ratio (8)	4.2x	6.3x	3.8x	9.9x	3.9x

Leverage
Debt to total enterprise value (9)(10)	21.7%	25.1%	23.0%	23.2%	25.4%
Debt-plus-preferred-stock-to-total-enterprise-value (10)(11)	22.7%	26.1%	23.9%	24.1%	26.6%
Pre-tax income to interest expense (12)	2.5x	1.8x	1.6x	10.6x	2.1x
Net Debt-to-Adjusted EBITDA (13)	4.7x	4.9x	4.9x	5.1x	5.1x

(3)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(4)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(5)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated entities interest expense).
(6)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by cash interest expense (including our pro rata share of unconsolidated entities interest expense).
(7)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by fixed charges (including our pro rata share of unconsolidated entities fixed charges).
(8)	Adjusted EBITDA (including our pro rata share of unconsolidated entities EBITDA), divided by the sum of cash interest expense and preferred stock dividends (including our pro rata share of unconsolidated entities cash fixed charges).
(9)	Total debt divided by market value of common equity plus debt plus preferred stock.
(10)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(11)	Same as (9), except numerator includes preferred stock.
(12)	Calculated as net income plus interest expense divided by GAAP interest expense.
(13)	Calculated as total debt at balance sheet carrying value, plus finance lease obligations, plus Digital Realty’s pro rata share of unconsolidated entities debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated entities cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated entities EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2026

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts (Nareit) in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO is a non-GAAP financial measure and represents net income (loss) available to common stockholders (computed in accordance with GAAP), excluding gain (loss) from the disposition of real estate assets, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), our share of unconsolidated JV real estate related depreciation & amortization, net income attributable to noncontrolling interests in operating partnership and reconciling items related to noncontrolling interests. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) gain (loss) on debt extinguishment and modifications, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX and derivatives revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest expense, gain (loss) on debt extinguishment and modifications, income tax expense (benefit), and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest expense and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2026

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents data centers owned as of December 31, 2024 with less than 5% of total rentable square feet under development and excludes data centers that were undergoing, or were expected to undergo, development activities in 2025-2026, data centers classified as held for sale and contribution, and data centers sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

GAAP refers to United States generally accepted accounting principles.

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus finance lease obligations, plus Digital Realty’s pro rata share of unconsolidated entities debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated entities cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated entities EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is total debt plus preferred stock divided by total debt plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest and preferred stock dividends. For the quarter ended March 31, 2026, GAAP interest expense was $116 million, capitalized interest was $36 million and preferred stock dividends were $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended
(in thousands)	31-Mar-26	31-Dec-25	31-Mar-25

Operating income before gain (loss) on disposition of properties, net	$266,933	$112,624	$195,750

Fee income	(34,899)	(45,692)	(20,643)
Other income	(47)	(372)	(133)
Depreciation and amortization	499,511	493,458	443,009
General and administrative	151,923	159,283	121,112
Severance, equity acceleration and legal expenses	2,835	4,937	2,428
Transaction and integration expenses	15,685	36,083	39,902
Provision for impairment	—	78,553	—
Other expenses	23	98	112

Net Operating Income	$901,964	$838,972	$781,537

Cash Net Operating Income (Cash NOI)

Net Operating Income	$901,964	$838,972	$781,537

Straight-line rental revenue	(21,813)	(34,359)	(9,693)
Straight-line rental expense	(1,423)	(140)	24
Above- and below-market rent amortization	(1,007)	(972)	(706)

Cash Net Operating Income	$877,721	$803,501	$771,162

Constant Currency Core FFO Reconciliation	Three Months Ended
(in thousands, except per share data)	31-Mar-26		31-Mar-25

Core FFO (1)	$716,071		$608,354
Core FFO impact of holding '25 Exchange Rates Constant (2)	(26,418)		—

Constant Currency Core FFO	$689,653		$608,354
Weighted-average shares and units outstanding - diluted	351,293		343,050
Constant Currency Core FFO Per Share	$1.96		$1.77

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2026 constant with average currency translation rates that were applicable to the same periods in 2025.

Forward-Looking Statements	Financial Supplement
First Quarter 2026

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation capacity, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2026 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	increased competition or available supply of data center capacity;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development capacity, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	increased tariffs, global supply chain or procurement disruptions, or increased supply chain costs;
●	the impact from periods of heightened inflation on our costs, such as operating and general and administrative expenses, interest expense and real estate acquisition and construction costs;
●	the impact on our customers’ and our suppliers’ operations during an epidemic, pandemic, or other global events;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate;
●	our inability to retain data center capacity that we lease or sublease from third parties;
●	information security, cyberattacks, security breaches and data privacy breaches;
●	difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for U.S. federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for U.S. federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2025, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.